Exhibit 1.1
EXECUTION COPY
TRAVELPORT LLC
TRAVELPORT INC.
$250,000,000 9% Senior Notes due 2016
Purchase Agreement
August 12, 2010
Credit Suisse Securities (USA) LLC (“Credit Suisse”),
      As Representative of the Several Purchasers,
           Eleven Madison Avenue,
                New York, New York 10010-3629
Ladies and Gentlemen:
     1. Introductory. Travelport LLC, a Delaware limited liability company, and Travelport Inc., a Delaware corporation (collectively, the “Company”), agree with the several initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the several Purchasers $250,000,000 aggregate principal amount of their 9% Senior Notes due 2016 (the “Offered Securities”, which term, as used herein, shall include the Guarantees (as defined below)) to be issued under an indenture, dated as of August 18, 2010 (the “Indenture”), among the Company, Travelport Limited, a Bermuda corporation (“Holdings”), TDS Investor (Luxembourg), S.à.r.l. (“Luxembourg Guarantor”), Waltonville Limited, a Gibraltar corporation (“Foreign Holdco”), the other guarantors listed on Schedule C hereto (the “Subsidiary Guarantors” and, together with Holdings, Luxembourg Guarantor and Foreign Holdco, the “Guarantors”) and The Bank of Nova Scotia Trust Company of New York, N.A., as trustee (the “Trustee”). The Offered Securities will be unconditionally guaranteed as to the payment of principal and interest by the Guarantors (the “Guarantees”).
     The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date among the Company, the Guarantors and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors agree to file one or more registration statements with the Commission registering the resale of the Offered Securities and the related Guarantees under the Offered Securities.
     The Company and each Guarantor hereby agrees, jointly and severally, with the several Purchasers as follows:
     2. Representations and Warranties of the Company and each Guarantor. The Company and each Guarantor, jointly and severally, represents and warrants to, and agrees with, the several Purchasers that:
          (a) Offering Circulars; Certain Defined Terms. The Company has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.
For purposes of this Agreement:
“Applicable Time” means 3:00 p.m. (New York City time) on the date of this Agreement.
“Closing Date” has the meaning set forth in Section 3 hereof.
“Commission” means the Securities and Exchange Commission.

     “Credit Agreement” means the Second Amended and Restated Credit Agreement, dated August 23, 2006, as amended and restated on January 29, 2007, as further amended and restated on May 23, 2007, among Travelport LLC, Travelport Limited, Waltonville Limited, UBS AG, Stamford Branch, and the other lenders party thereto.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     “Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).
     “Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.
     “General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.
     “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.
     “Note Documents” means this Agreement, the Indenture, the Offered Securities, the Exchange Securities (as defined in the Registration Rights Agreement) and the Registration Rights Agreement.
     “Preliminary Offering Circular” means the preliminary offering circular, dated August 12, 2010, relating to the Offered Securities to be offered by the Purchasers.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Act” means the United States Securities Act of 1933, as amended.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of companies that are not “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board.
     “Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.
     (b) Disclosure. The Preliminary Offering Circular, as of its date, did not, the General Disclosure Package, at the Applicable Time did not, and at the Closing Date will not and the Final Offering Circular, in the form first used by the Purchasers to confirm sales of the Offered Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Purchaser furnished to the

Company in writing by such Purchaser through Credit Suisse expressly for use in the Preliminary Offering Circular, the General Disclosure Package and the Final Offering Circular, which information is specified in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, Holdings’ Annual Report on Form 10-K most recently filed with the Commission, as amended by the most recent Form 10-K/A, and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission and incorporated by reference in the Preliminary or Final Offering Circular do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations. The information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Section 4.03(a)(4) of the Indenture and in accordance with Rule 144A(d)(4) (the “Additional Issuer Information”) does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Preliminary or Final Offering Circular based upon written information furnished to the Company by Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
     (c) Additional Written Communications. Other than the Preliminary Offering Circular and the Final Offering Circular, neither the Company (including its agents and representatives, other than the Purchasers in their capacity as such) nor the Guarantors have made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities without the consent of the Purchasers other than the documents listed on Schedule B hereto, including a term sheet substantially in the form of Exhibit B-1 hereto, and other written communications used in accordance with Section 6(a).
     (d) Financial Statements. The financial statements and the related notes thereto contained or incorporated by reference in each of the General Disclosure Package and the Final Offering Circular present fairly the financial position of the entities covered thereby as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby other than, in the case of interim financial statements, the absence of notes and normal year-end adjustments; the other financial information included in each of the General Disclosure Package and the Final Offering Circular has been derived from the accounting records of the entities covered thereby and presents fairly the information shown thereby.
     (e) No Material Adverse Change. Since the date of the most recent financial statements contained or incorporated by reference in each of the General Disclosure Package and the Final Offering Circular, (i) there has not been any material change in the capital stock or any increase in long-term debt of Holdings or any of its subsidiaries taken as a whole, or any dividend or distribution of any kind declared, set aside for payment, paid or made by Holdings or the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of Holdings and its subsidiaries taken as a whole; (ii) neither Holdings nor any of its subsidiaries has entered into any transaction or agreement that is material to Holdings and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Holdings and its subsidiaries taken as a whole; and (iii) neither Holdings nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the General Disclosure Package.
     (f) Organization and Good Standing. The Company and each of the Guarantors have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position or results of operations of Holdings and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Offered Securities and the Guarantees (a “Material Adverse Effect”).
     (g) Corporate Structure. The entities listed on Schedule D hereto are the only subsidiaries, direct or indirect, of Holdings.
     (h) Capitalization. As of June 30, 2010, Holdings will have an authorized capitalization as set forth in each of the General Disclosure Package and the Final Offering Circular under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of Foreign Holdco, Luxembourg Guarantor, the Company and each Subsidiary Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by Holdings, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (other than security interests granted pursuant to the Credit Agreement).
     (i) Due Authorization. The Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.
     (j) The Indenture. The Indenture has been duly authorized by Holdings, Foreign Holdco, Luxembourg Guarantor, the Company and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
     (k) The Offered Securities and the Guarantees. The Offered Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; the Guarantees have been duly authorized by Holdings, Foreign Holdco, Luxembourg Guarantor and each of the Subsidiary Guarantors and, when the Offered Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

     (l) The Exchange Securities. The Exchange Securities (including the related guarantees) have been duly authorized by Holdings, Foreign Holdco, Luxembourg Guarantor, the Company and by each of the Subsidiary Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantors, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (m) Purchase Agreement and Registration Rights Agreements. Each of this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by Holdings, Foreign Holdco, Luxembourg Guarantor, the Company and each of the Subsidiary Guarantors; and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute valid and legally binding agreements of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.
     (n) Descriptions of the Note Documents. The Note Documents conform in all material respects to the description thereof contained in each of the General Disclosure Package and the Final Offering Circular.
     (o) No Violation or Default. Neither Holdings nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Holdings or any of its subsidiaries is a party or by which any of them are bound or to which any of the property or assets of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (p) No Conflicts. The execution, delivery and performance by the Company and each Guarantor of each of the Note Documents to which each is a party, the issuance and sale of the Offered Securities (including the Guarantees) and compliance by the Company and each Guarantor with the terms thereof and the consummation of the transactions contemplated by the Note Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, other than as created pursuant to the Credit Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Guarantors pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the property or assets of the Company or any of the Guarantors is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the Guarantors or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expect to have a Material Adverse Effect.
     (q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each Guarantor of each of the Note Documents to which each is a party, the issuance and sale of the Offered Securities (including the Guarantees) and compliance by the Company and each Guarantor with the terms thereof and the consummation of the transactions contemplated by the Note Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Offered Securities by the Purchasers and (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement.
     (r) Legal Proceedings. Except as described in each of the General Disclosure Package and the Final Offering Circular, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which Holdings or any of its subsidiaries is a party or to which any property or assets of Holdings or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to Holdings or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company and each Guarantor, contemplated by any governmental or regulatory authority or threatened by others.
     (s) Independent Accountants. Deloitte LLP, who have certified certain financial statements of Holdings, are independent public accountants with respect to Holdings within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.
     (t) Title to Real and Personal Property. Holdings and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of Holdings and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by Holdings and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) as created pursuant to the Credit Agreement.
     (u) Title to Intellectual Property. Holdings and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any respect with any such rights of others except for any such conflicts as would not reasonably be expected to result in a Material Adverse Effect, and Holdings and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others.
     (v) Investment Company Act. Neither Holdings or any of its subsidiaries is, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in each of the General Disclosure Package and the Final Offering Circular none of them will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
     (w) Taxes. Holdings and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect) and paid all taxes due thereon to the extent that any taxes are due and payable, except for any tax that is currently being contested in good faith or taxes the failure of which to pay would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the General Disclosure Package and the Final Offering Circular, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against Holdings or any of its subsidiaries or any of their respective properties or assets except as would not reasonably be expected to have a Material Adverse Effect.
     (x) Licenses and Permits. Holdings and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the General Disclosure Package and the Final Offering Circular, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as described in each of the General Disclosure Package and the Final Offering Circular, neither Holdings nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.
     (y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and each of the Guarantors, is contemplated or threatened, except, in each case, for any labor dispute or disturbance as would not reasonably be expected to have a Material Adverse Effect.
     (z) Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (aa) Compliance With ERISA. Except as described in the General Disclosure Package and the Final Offering Circular, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions except in the cases of (i), (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect.
     (bb) Accounting Controls. Except as described in the General Disclosure Package and the Final Offering Circular, Holdings and its subsidiaries on a consolidated basis maintain systems of internal accounting controls including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, and legal and regulatory compliance controls (collectively, “Internal Controls”), that comply with the Securities Laws and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Holdings has not publicly disclosed or reported to the Audit Committee of the Board of Directors, and within the next 90 days, Holdings does not reasonably expect to publicly disclose or report to its Audit Committee or its Board of Directors, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, which, if determined adversely, would have a Material Adverse Effect.
     (cc) Insurance. Holdings and its subsidiaries have insurance or self-insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect Holdings and its subsidiaries and their respective businesses; and neither Holdings nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers or to provide self-insurance as may be necessary to continue its business.
     (dd) No Unlawful Payments. Neither Holdings nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, Holdings or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (ee) Anti-Money Laundering. The operations of Holdings and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Holdings or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of Holdings, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (ff) Office of Foreign Assets Control. Neither Holdings nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of Holdings or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), except, in each case, as would not reasonably be expected to have a Material Adverse Effect; and Holdings will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (gg) Solvency. On and immediately after the Closing Date, Holdings and its subsidiaries taken as a whole (after giving effect to the issuance of the Offered Securities and the other transactions related thereto as described in each of the General Disclosure Package and the Final Offering Circular) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of Holdings and its subsidiaries taken as a whole are not less than the total amount required to pay the liabilities of Holdings and its subsidiaries taken as a whole on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) Holdings and its subsidiaries taken as a whole are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Offered Securities as contemplated by this Agreement, the General Disclosure Package and the Final Offering Circular and the current borrowings under the Credit Agreement, Holdings and their subsidiaries taken as a whole are not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) Holdings and its subsidiaries taken as a whole are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.
     (hh) No Restrictions on Subsidiaries. None of the Company or any of its subsidiaries is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
     (ii) No Broker’s Fees. Neither Holdings nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.
     (jj) Rule 144A Eligibility. On the Closing Date, the Offered Securities will not be of the same class (within the meaning of Rule 144A(d)(3) of the Securities Act) as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Circular and the Final Offering Circular, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Offered Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.
     (kk) No Integration. Neither the Company or any its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Offered Securities in a manner that would require registration of the Offered Securities under the Securities Act.
     (ll) No General Solicitation or Directed Selling Efforts. Neither the Company nor any of its affiliates or any other person acting on its or their behalf (other than the Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Offered Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of

Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.
     (mm) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Offered Securities to the Purchasers and the offer, resale and delivery of the Offered Securities by the Purchasers in the manner contemplated by this Agreement, the General Disclosure Package and the Final Offering Circular, to register the Offered Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
     (nn) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.
     (oo) Margin Rules. Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in the General Disclosure Package or the Final Offering Circular will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (pp) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in each of the General Disclosure Package and the Final Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (qq) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the General Disclosure Package and the Final Offering Circular is not based on or derived from sources that are reliable and accurate in all material respects.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.125% of the principal amount thereof plus accrued interest from August 18, 2010 to the Closing Date (as hereinafter defined) the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.
     The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global securities in registered form without interest coupons (the “Offered Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.
     Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York, 10019, at 9:30 a.m., New York City time, on August 18, 2010, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the Offered 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the Closing Date.
  4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company and the Guarantors that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.
     (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
     Terms used in this subsection (b) have the meanings given to them by Regulation S.
     (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company and the Guarantors.
     (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
     (e) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time:
     (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (ii) to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000 and (C) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
     (iii) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     (f) Each of the Purchasers severally represents and agrees that:
     (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and
     (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.
     5. Certain Agreements of the Company and each Guarantor. The Company and each Guarantor jointly and severally agrees with the several Purchasers that:

     (a) Amendments and Supplements to Offering Circulars. The Company and the Guarantors will promptly advise Credit Suisse of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without Credit Suisse’s consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, (i) would include an untrue statement of a material fact, (ii) would fail to comply with applicable law, or (iii) omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantors promptly will notify Credit Suisse of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of Credit Suisse, an amendment or supplement which will correct such statement or omission or will comply with applicable law. Neither Credit Suisse’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.
     (b) Furnishing of Offering Circulars. The Company and the Guarantors will furnish to Credit Suisse copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as Credit Suisse reasonably requests. At any time when the Company is not filing Exchange Act Reports with the Commission, the Company and the Guarantors will promptly furnish or cause to be furnished to Credit Suisse (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.
     (c) Notice to the Representative. The Company will advise Credit Suisse promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the General Disclosure Package or the Final Offering Circular or the initiation or threatening of any proceeding for that purpose; and (ii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the General Disclosure Package or the Final Offering Circular or suspending any such qualification of the Offered Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (d) Blue Sky Compliance. The Company will qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as Credit Suisse shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Offered Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (e) Restriction on Sale of Securities. For a period of 90 days after the date hereof, neither the Company nor any Guarantor will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Company or such Guarantor and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse except issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities, in each case outstanding on the date hereof. Neither the Company nor any Guarantor will at any time, directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.
     (f) Use of Proceeds. The Company will apply the net proceeds from the sale of the Offered Securities as described in each of the General Disclosure Package and the Final Offering Circular under the heading “Use of Proceeds” and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.
     (g) Supplying Information. While the Offered Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Offered Securities and prospective purchasers of the Offered Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (h) No Resales by the Company. Until the issuance of the Exchange Securities, the Company will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been acquired by any of them, except for Offered Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.
     (i) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Offered Securities in a manner that would require registration of the Securities under the Securities Act.
     (j) No General Solicitation or Directed Selling Efforts. Except as required by the Registration Rights Agreement, neither the Company nor any of its affiliates or any other person acting on its or their behalf (other than the Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Offered Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.
     (k) Investment Company. During the period prior to the completion of the resale of the Offered Securities by the Purchasers, the Company will not nor will any Guarantor be or become,

an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
     (l) Payment of Expenses. The Company and the Guarantors jointly and severally agree to pay all expenses incidental to the performance of their respective obligations under this Agreement, the Indenture and the Registration Rights Agreement, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as Credit Suisse designates and the preparation and printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vi) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers. The Company and the Guarantors will also pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers, the Company and the Guarantors relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s and the Guarantors’ officers and employees and any other expenses of the Company and the Guarantors including the chartering of airplanes.
     (m) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.
  6. Free Writing Communications. (a) Issuer Free Writing Communications. The Company and each Guarantor represents and agrees that, unless it obtains the prior consent of Credit Suisse, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.
     (b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet substantially in the form of Exhibit B-1 hereto, or (ii) does not contain any material information about the Company or any Guarantor or their securities that was provided by or on behalf of the Company or any Guarantor, it being understood and agreed that the Company and each Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.
     7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Company and the Guarantors herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:
     (a) Accountants’ Comfort Letter. The Purchasers shall have received letters, dated, respectively, the date hereof on the General Disclosure Package and the Closing Date on the Final Offering Circular, of Deloitte and Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule E hereto (except that, in any letter dated on the Closing Date, the specified date referred to in Schedule E hereto shall be a date no more than three days prior to such Closing Date).
     (b) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantors and their respective subsidiaries taken as a whole which, in the judgment of Credit Suisse, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or any Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any Guarantor has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of Credit Suisse, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of Credit Suisse, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of Credit Suisse impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
     (c) Opinions of Counsel for Company. The Purchasers shall have received opinions, dated the Closing Date, of (1) Conyers Dill & Pearman Limited, special Bermuda legal counsel for the Company, (2) Hassans International Law Firm, special Gibraltar counsel for the Company and (3) Arendt & Medernach, special Luxembourg counsel for the Company, in each case in form and substance reasonably satisfactory to the Purchasers. In addition, Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Guarantors, shall have furnished to the Purchasers an opinion and 10b-5 statement, dated the Closing Date and addressed to the Purchasers, in each case in form and substance reasonably satisfactory to the Purchasers.
     (d) Opinion of Counsel for Purchasers. The Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as Credit Suisse may require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore LLP may rely as to the incorporation and organization of the Company and the Guarantors and all other matters governed by the laws of its respective jurisdiction of incorporation or organization upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP referred to above.
     (e) Officers’ Certificate. The Purchasers shall have received a certificate, satisfactory to the Purchasers, dated the Closing Date, of an executive officer of the Company who has specific knowledge of the Company’s and the Guarantors’ financial matters, stating that the representations and warranties of the Company and the Guarantors in this Agreement are true and correct, that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantors and their respective subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
     (f) Good Standing. The Purchasers shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and each of the Guarantors in their respective jurisdictions of organization (if applicable) as the Purchasers may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.
     The Company and the Guarantors will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. Credit Suisse may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.
     8. Indemnification and Contribution. (a) Indemnification of Purchasers. The Company and the Guarantors will jointly and severally indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including with limitation, any Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.
          (b) Indemnification of the Company and the Guarantors. Each Purchaser will severally and not jointly indemnify and hold harmless each of the Company, the Guarantors, each of their respective directors and each of their respective officers, and the Guarantors and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Credit Suisse specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular furnished on behalf of each Purchaser: under the caption “Plan of Distribution” paragraphs 3, 10 and 11; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.
          (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
          (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).
     9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to Credit Suisse and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.
     11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers c/o Credit Suisse Securities (USA)

LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD, or, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to Travelport Limited, 405 Lexington Avenue, New York, New York 10174 (fax: 212-915-9169), Attention: Eric J. Bock, Esq.; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.
     13. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     15. Absence of Fiduciary Relationship. The Company and the Guarantors acknowledge and agree that:
     (a) No Other Relationship. The Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantors and the Purchasers has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Purchasers have advised or are advising the Company or the Guarantors on other matters;
     (b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arm’s-length negotiations with Credit Suisse and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company has and the Guarantors have been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantors and that Credit Suisse has no obligation to disclose such interests and transactions to Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company and the Guarantors waive, to the fullest extent permitted by law, any claims they may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Purchasers shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Guarantors.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     17. Selling Agents. The Purchasers hereby designate Credit Suisse Securities (Europe) Limited (“CS Europe”) and UBS Limited (together with CS Europe, the “Selling Agents”) as selling agents solely for offers or sales of the Offered Securities outside of the United States to non-U.S. persons in accordance with Regulation S. Terms used in this Section 17 that are defined in Regulation S have the meanings given to them by Regulation S.
     The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

     If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours, TRAVELPORT LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Authorized Person

[Signature Page to Purchase Agreement]

TRAVELPORT INC.
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

[Signature Page to Purchase Agreement]

TRAVELPORT LIMITED
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Assistant Secretary

[Signature Page to Purchase Agreement]

TDS INVESTOR (LUXEMBOURG), S.A.R.L.

By:	/s/ Rochelle J. Boas Name: Rochelle J. Boas
Title: Manager
[Signature Page to Purchase Agreement]

WALTONVILLE LIMITED

By:	/s/ Rochelle J. Boas Name: Rochelle J. Boas
Title: Director
[Signature Page to Purchase Agreement]

GALILEO TECHNOLOGIES, LLC

By:	/s/ Rochelle J. Boas Name: Rochelle J. Boas
Title: Senior Vice President and Assistant Secretary
[Signature Page to Purchase Agreement]

GTA NORTH AMERICA, INC.

By:	/s/ Rochelle J. Boas Name: Rochelle J. Boas
Title: Senior Vice President and Secretary
[Signature Page to Purchase Agreement]

OCTOPUSTRAVEL.COM (USA) LIMITED

By:	/s/ Rochelle J. Boas Name: Rochelle J. Boas
Title: Senior Vice President and Secretary
[Signature Page to Purchase Agreement]

OWW2, LLC

By:	/s/ Rochelle J. Boas Name: Rochelle J. Boas
Title: Senior Vice President and Secretary
[Signature Page to Purchase Agreement]

TRAVEL INDUSTRIES, INC.

By:	/s/ Rochelle J. Boas Name: Rochelle J. Boas
Title: Senior Vice President and Secretary
[Signature Page to Purchase Agreement]

TRAVELPORT, LP,
By:	TRAVELPORT HOLDINGS, LLC, as General Partner

By:	/s/ Rochelle J. Boas Name: Rochelle J. Boas
Title: Senior Vice President and Secretary
[Signature Page to Purchase Agreement]

TRAVELPORT HOLDINGS, INC.

By:	/s/ Rochelle J. Boas Name: Rochelle J. Boas
Title: Senior Vice President and Secretary
[Signature Page to Purchase Agreement]

TRAVELPORT HOLDINGS, LLC

By:	/s/ Rochelle J. Boas Name: Rochelle J. Boas
Title: Senior Vice President and Secretary
[Signature Page to Purchase Agreement]

TRAVELPORT INTERNATIONAL SERVICES, INC.
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

[Signature Page to Purchase Agreement]

TRAVELPORT OPERATIONS, INC.
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

[Signature Page to Purchase Agreement]

WORLDSPAN LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

[Signature Page to Purchase Agreement]

WORLDSPAN BBN HOLDINGS, LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

[Signature Page to Purchase Agreement]

WORLDSPAN DIGITAL HOLDINGS, LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

[Signature Page to Purchase Agreement]

WORLDSPAN IJET HOLDINGS, LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

[Signature Page to Purchase Agreement]

WORLDSPAN OPEN TABLE HOLDINGS, LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

[Signature Page to Purchase Agreement]

WORLDSPAN S.A. HOLDINGS II, L.L.C
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

[Signature Page to Purchase Agreement]

WORLDSPAN SOUTH AMERICAN HOLDINGS LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

[Signature Page to Purchase Agreement]

WORLDSPAN STOREMAKER HOLDINGS, LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

[Signature Page to Purchase Agreement]

WORLDSPAN TECHNOLOGIES INC.
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

[Signature Page to Purchase Agreement]

WORLDSPAN VIATOR HOLDINGS, LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

[Signature Page to Purchase Agreement]

WORLDSPAN XOL LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

[Signature Page to Purchase Agreement]

WS FINANCING CORP.
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

Credit Suisse Securities (USA) LLC
By:	/s/ Robert Kobre
	Name:	Robert Kobre
	Title:	Managing Director

Acting on behalf of itself
and as the Representative
of the several Purchasers
[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

UBS SECURITIES LLC
By:	/s/ Michael Lawton
	Name:	Michael Lawton
	Title:	Director

By:	/s/ Francisco Pinto-Leite
	Name:	Francisco Pinto-Leite
	Title:	Managing Director

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

Credit Suisse Securities (Europe) Limited, as Selling Agent
By:	/s/ Richard Probert
	Name:	Richard Probert
	Title:	Managing Director

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

UBS LIMITED, as Selling Agent
By:	/s/ David Seal
	Name:	David Seal
	Title:	Director

By:	/s/ Rupert J. Walford
	Name:	Rupert J. Walford
	Title:	Executive Director

[Signature Page to Purchase Agreement]

SCHEDULE A

Principal Amount of
Manager	Offered Securities
Credit Suisse Securities (USA) LLC	$200,000,000
UBS Securities LLC	$50,000,000

Total	$250,000,000

SCHEDULE B
Issuer Free Writing Communications (included in the General Disclosure Package)
1. Final term sheet, dated August 12, 2010, substantially in the form of Exhibit B-1 attached hereto.

Exhibit B-1
Travelport LLC
Travelport Inc.
9.000% Senior Notes due 2016
This term sheet to the preliminary offering circular dated August 12, 2010, should be read together with the preliminary offering circular before making a decision in connection with an investment in the notes. The information in this term sheet supersedes the information in the preliminary offering circular to the extent that it is inconsistent therewith. Terms used but not defined herein have the meaning ascribed to them in the preliminary offering circular.
Pricing Term Sheet

Issuer:	Travelport LLC
	Travelport Inc.
Security Description:	Senior Notes
Face:	$250,000,000
Gross Proceeds:	$250,000,000
Coupon:	9.000%
Maturity:	March 1, 2016
Offering Price:	100.000%
Yield to Maturity:	9.000%
Spread to Benchmark:	735 basis points
Benchmark:	2.625% UST due 2/29/2016
Interest Payment Dates:	March 1 and September 1
Commencing:	March 1, 2011
Optional Redemption:	Callable, on or after the following dates, and at the following prices:

	Date	Price

	September 1, 2013	104.500%
	September 1, 2014	102.250%
	September 1, 2015	100.000%

Make-Whole:	Callable prior to September 1, 2013 at a make whole call of T+50 Basis Points plus accrued and unpaid interest

Equity Clawback:	Redeem up to 35% at 109.000% on or prior to September 1, 2013

Trade Date:	August 12, 2010
Settlement Date:	August 18, 2010 (T+4)
CUSIP / ISIN:	144A: 89421J AA0 / US89421JAA07
	RegS: U17282 AA9 / USU17282AA95

Minimum Allocation:	$2,000
Increments:	$1,000

Book Runners:	Credit Suisse Securities (USA) LLC

	UBS Securities LLC

SCHEDULE C
Subsidiary Guarantors
Galileo Technologies, LLC
GTA North America, Inc.
OctopusTravel.com (USA) Limited
OWW2, LLC
Travel Industries, Inc.
Travelport, LP
Travelport Holdings, Inc.
Travelport Holdings, LLC
Travelport International Services, Inc.
Travelport Operations, Inc.
Worldspan LLC
Worldspan BBN Holdings, LLC
Worldspan Digital Holdings, LLC
Worldspan iJet Holdings, LLC
Worldspan Open Table Holdings, LLC
Worldspan S.A. Holdings II, L.L.C
Worldspan South American Holdings LLC
Worldspan Storemaker Holdings, LLC
Worldspan Technologies Inc.
Worldspan Viator Holdings, LLC
Worldspan XOL LLC
WS Financing Corp.

SCHEDULE D
All Subsidiaries

Entity Name	Jurisdiction of Incorporation
4Oceans Limited (in liquidation)	England and Wales
Bastion Surety Limited	England and Wales
Castlenau Limited	Ireland
Castlenau Nominees Limited	Ireland
Cendant Hellas EPE	Greece
Coelis S.A.S.	France
Columbus Technology Developments Limited	Jersey
Covia Canada Partnership Corp.	Canada
Donvand Limited	England and Wales
Ebookers (India) Private Limited	India
eNett International (UK) Ltd.*	England and Wales
eNett International (Jersey) Limited*	Jersey
eNett International (Netherlands) BV*	Netherlands
eNett International (Netherlands) BV (UK Branch)*	England & Wales
eNett International (Netherlands) BV (US Branch)*	Delaware US
eNett International Pty Ltd*	Australia
eNett International (NZ) Ltd*	New Zealand
Galileo Afrique Centrale Sarl	Cameroon
Galileo Asia, LLC	Delaware, US
Galileo Belgium S.A.	Belgium
Galileo Central West Africa (Senegal) SARL	Senegal
Galileo Central West Africa (Ivory Coast) SARL	Ivory Coast
Galileo Denmark A/S	Denmark
Galileo Deutschland GmbH	Germany
Galileo España S.A.	Spain
Galileo France S.a.r.l.	France
Galileo Hungary Kft	Hungary
Galileo International BV	Netherlands
Travelport International Services, Inc.	Delaware, US
Galileo International Technology, LLC	Delaware, US
Galileo Italia Srl	Italy
Galileo Latin America, L.L.C.	Delaware, US
Galileo Malaysia Limited	Delaware, US
Galileo Malaysia LLC	Hong Kong
Galileo Nederland II BV	Netherlands
Galileo Nordiska Aktiebolag	Sweden
Galileo Portugal Limited	England and Wales

*	Not wholly-owned

Entity Name	Jurisdiction of Incorporation
Galileo Switzerland AG	Switzerland
Galileo Technologies, LLC	Delaware, US
Gate Pacific Limited	Mauritius
GI Worldwide Holdings C.V.	Netherlands
GIW Holdings C.V.	Netherlands
GTA — Reisen GmbH	Germany
GTA (HK) Ltd.	Shanghai, China
GTA (Hong Kong) Limited	Hong Kong
GTA (Hong Kong) Online Sales Limited	Hong Kong
GTA Australasia Pty Limited	Australia
GTA Gullivers Travel Associates GmbH	Austria
GTA North America, Inc.	Delaware, US
GtaTravel.com Ltd	England and Wales
Gullivers Associates (Singapore) Pte Ltd	Singapore
Gullivers (Beijing) Commercial Consulting Services Limited	China
Gullivers Jersey 1 Limited	Jersey Channel Islands
Gullivers Jersey 2 Limited	Jersey Channel Islands
Gullivers Jersey 3 Limited	Jersey Channel Islands
Gullivers Luxembourg S.a.r.l	Luxembourg
Gullivers Services Limited	England and Wales
Gulliver’s Travel Agency Co. Ltd	Japan
Gullivers Travel Agency Company Limited — England branch of Gullivers Travel Agency Co. Ltd.	England and Wales
Gullivers Travel Associates (China) Ltd	China
Gullivers Travel Associates (France) S.A.S.	France
Gullivers Travel Associates (Hong Kong) Limited	Hong Kong
Gullivers Travel Associates (Investments) Ltd	UK
Gullivers Travel Associates (Middle East) F.Z.L.L.C.	United Arab Emirates
Gullivers Travel Associates (New Zealand) Limited	New Zealand
Gullivers Travel Associates (Taiwan) Limited	China
Gullivers Travel Associates (Thailand) Ltd	Thailand
Gullivers Travel Associates (Korea) Limited	Korea
Gullivers Travel Associates Limited	England and Wales
Gullivers Travel Associates SA	Spain
IGT Solutions Private Limited*	India
Jogwin Warenhandelsgesellschaft Ogellshaft MbH	Austria
Martillo Limited	Ireland
Massaader Unlimited	Isle of Man
Needahotel.com	Ireland
Octopus Travel (Middle East) F.Z. L.L.C.	United Arab Emirates

*	Not wholly-owned

Entity Name	Jurisdiction of Incorporation
Octopus Travel (Thailand) Limited	Thailand
Octopus Travel (Espana), S.A.	Spain
Octopustravel.com Ltd	England and Wales
Octopustravel Group Limited	England and Wales
Octopustravel Italia S.r.l.	Italy
Octopustravel Japan Co. Ltd	Japan
Octopustravel.com (Australia) Pty Ltd	New South Wales, Australia
Octopustravel.com (Hong Kong) Ltd	Hong Kong
Octopustravel.com (Israel) Ltd	Israel
Octopustravel.com (USA) Limited	Delaware, US
OWW2, LLC	Delaware, US
Quantitude United Kingdom Limited	England and Wales
PSP Corporation Pty Ltd*	Australia
PSP-eNett Pty Ltd*	Australia
RBA Software Limited	England and Wales
Sia Galileo Baltija	Latvia
Southern Cross Distribution Services (NZ) Limited	New Zealand
Southern Cross Distribution Systems Pty Limited	New South Wales, Australia
Sprice Pte Ltd	Singapore
STE Gullivers Travel Agency (branch office France)	France
TDS Investor (Luxembourg) S.a.r.l.	Luxembourg
Travelport Argentina S.R.L.	Argentina
Travel Services Fees Pty Ltd*	Australia
Travelport (Bermuda) Ltd.	Bermuda
Travelport Canada Distribution Systems, Inc.	Ontario, Canada
Travelport (Cayman) Ltd.	Cayman Islands
Travelport Finance Limited	United Kingdom
Travelport Global Distribution System B.V.	Netherlands
Travelport Holdings, Inc.	Delaware, US
Travelport Inc.	Delaware, US
Travelport International Limited	England and Wales
Travelport Investments Limited	England and Wales
Travelport Investor (Luxembourg) Partnership S.E.C.S.	Luxembourg
Travelport Investor (Luxembourg) Partnership S.E.C.S. Schaffhausen Branch	Switzerland
Travelport Investor (Luxembourg) S.a.r.l.	Luxembourg
Travelport (Luxembourg) S.a.r.l.	Luxembourg
Travelport LLC	Delaware, US
Travelport, LP	Delaware, US
Travelport Mexico S.A. de C.V.	Mexico

*	Not wholly-owned

Entity Name	Jurisdiction of Incorporation
Travelport Operations, Inc.	Delaware, US
Travelport Peru S.R.L.	Peru
Travelport Poland Sp z.o.o	Poland
Travelport Procurement Limited	United Kingdom
Travelport Romania Services S.R.L.	Romania
Travelport Saudi Arabia Limited Company	Saudi Arabia
Travelport Services Limited	England and Wales
Travelport Southern Africa (Proprietary) Limited	Southern Africa
Travelport Taiwan Co., Limited	Taiwan
Travelport Travel Germany GmbH & Co KG	Germany
Travelport Travel Germany Verwaltungs GmbH	Germany
Travelport United Kingdom Limited	United Kingdom
Travelport Venezuela C.V.	Venezuela
The Galileo Company	England and Wales
Timas Limited (t/a Galileo Ireland)	Ireland
Travel Industries, Inc.	Delaware, US
Travelwire AS	Norway
Travelwire Aps	Denmark
Waltonville Limited	Gibraltar
Worldspan Technologies Inc.	Delaware, US
WS Holdings, LLC	Delaware, US
Worldspan, LLC	Delaware, US
WS Financing Corp.	Delaware, US
Worldspan Hungary Kft	Hungary
Worldspan Dutch Holdings B.V.	The Netherlands
Worldspan Greece Global Travel Information Services	Greece
Worldspan Services Singapore Pte. Ltd.	Singapore
Worldspan S.A. Holdings II, LLC	Georgia, US
Worldspan iJet Holdings LLC	Delaware, US
Worldspan Open Table Holdings LLC, Inc.	Georgia, US
Worldspan XOL LLC	Georgia, US
Worldspan Viator Holdings, LLC	Delaware, US
Worldspan BBN Holdings, LLC	California, US
Worldspan South American Holdings LLC (WASAH)	Georgia, US
Worldspan Services Costa Rica, SRL	Costa Rica
Worldspan Services Chile Limitada	Chile
Worldspan Digital Holdings, LLC	Delaware, US
Worldspan Services Hong Kong Limited	Hong Kong
Worldspan StoreMaker Holdings, LLC	Delaware, US